Exhibit 99.1
FOR IMMEDIATE RELEASE

Date:	July 25, 2019

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL REPORTS EARNINGS FOR
SECOND QUARTER OF 2019

•	Q2 2019 worldwide revenue of $255.5 million, up 13.7% as reported over Q2 2018

•	Q2 2019 core revenue on a comparable, constant currency basis* up 9.6% over Q2 2018

•	Q2 2019 GAAP EPS was $0.12, compared to $0.21 in Q2 2018

•	Q2 2019 non-GAAP EPS* was $0.42, compared to $0.43 in Q2 2018
* Core revenue on a constant currency basis, non-GAAP EPS, non-GAAP net income and non-GAAP gross margin are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, UTAH - Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $255.5 million for the quarter ended June 30, 2019, an increase of 13.7% over revenue of $224.8 million for the quarter ended June 30, 2018. Core revenue on a comparable, constant currency basis* for the second quarter of 2019 would have been up 9.6% when compared to the second quarter of 2018.

Merit’s GAAP net income for the second quarter of 2019 was $6.9 million, or $0.12 per share, compared to GAAP net income of $10.9 million, or $0.21 per share, for the second quarter of 2018. Merit’s non-GAAP net income* for the quarter ended June 30, 2019 was $23.8 million, or $0.42 per share, compared to $22.4 million, or $0.43 per share, for the quarter ended June 30, 2018.

Merit's GAAP gross margin for the second quarter of 2019 was 43.8%, compared to GAAP gross margin of 44.5% for the second quarter of 2018. Merit's non-GAAP gross margin* for the second quarter of 2019 was 48.7%, compared to non-GAAP gross margin* of 48.9% for the second quarter of 2018.

Merit’s revenue by category for the three and six months ended June 30, 2019, compared to the corresponding periods in 2018, was as follows (unaudited, in thousands, except for percentages):

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2019	2018	% Change	2019	2018
Cardiovascular
Stand-alone devices	11.9%	$103,522	$92,496	13.2%	$198,948	$175,742
Cianna Medical	n/a	11,237	—	n/a	24,085	—
Custom kits and procedure trays	1.0%	34,343	33,992	—%	67,286	67,264
Inflation devices	—%	24,315	24,305	(0.8)%	46,333	46,724
Catheters	15.2%	45,344	39,374	20.7%	88,383	73,239
Embolization devices	10.1%	14,008	12,724	2.1%	25,835	25,310
CRM/EP	3.0%	13,897	13,496	9.7%	26,276	23,962
Total	14.0%	246,666	216,387	15.7%	477,146	412,241

Endoscopy
Endoscopy devices	5.3%	8,866	8,423	7.3%	16,735	15,603

Grand Total	13.7%	$255,532	$224,810	15.4%	$493,881	$427,844

“There were a number of factors affecting revenues and gross margins during the second quarter,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “The shortfall in revenue involved foreign exchange, slower than anticipated conversion and uptake of acquired products such as the Vascular Insights (ClariVein®) product line and some products from the BD acquisition. Additionally, we saw sales of legacy products increase more than expected. Of course the combination of lower than expected revenues and the mix resulted in lower gross margins. The silver lining is the core growth and the management of SG&A expenses which were in line with our expectations.”

“There are several other factors that lead us to believe there are opportunities for continued growth,” Lampropoulos continued. “As previously announced, Merit has secured a number of GPO contracts which will layer in over the balance of the year as will the growth of our embolic products which grew at 10% for the quarter with an acceleration in June. We believe this is due to a recently proposed divestiture from a strategic competitor. We believe this will continue to be an opportunity in what has otherwise been a flat business for the last few years. We believe it will also be enhanced by the continued growth of our recently introduced EmboCube™ and the Torpedo™ embolic products that were recently cleared by the FDA.”

“As we proceed through July, we are seeing increased orders for our ClariVein products,” Lampropoulos said. “Some of the orders are first-time orders which we attribute to pipeline filling prior to closing the transaction.”

“We have modified our gross margin projections to reflect the adjustments to various factors that we do not control and also to the expected sales of our legacy products due to the aforementioned GPO and business opportunities for our fluid management business,” Lampropoulos continued. “We believe this is the appropriate manner to serve our customers who have few choices for access to the product lines Merit offers. We cannot imagine telling customers that we cannot help them. Having a long-term strategy has always been the hallmark of our business success. We will continue to serve and meet the demands of our customers.”

“Finally, to insure progress and attention to financial matters, we have increased our focus on efficiency of COGs, our habits and priorities of all our operating expenses,” Lampropoulos said. “We believe we will maneuver the ship rather quickly to continued growth and profitability improvement. Because of this confidence, as well as the tailwinds of GPOs, the introduction of new products and our momentum, we are not changing our 2020 forecast.”

REVISED 2019 GUIDANCE
Based upon information currently available to Merit's management, Merit estimates for the year ending December 31, 2019, absent material acquisitions or non-recurring transactions, the following:

Financial Measure	Prior Guidance	Revised Guidance

Net Sales	$1,011 - $1,030 million	$1,007 - $1,029 million

GAAP
Earnings per share	$1.02 - $1.13	$0.62 - $0.84
Gross Margin	45.6% - 46.5%	44.1% - 44.8%

Non-GAAP
Earnings per share	$1.97 - $2.08	$1.74 - $1.97
Gross Margin	50.6% - 51.3%	49.2% - 49.9%

Merit’s financial guidance for the year ending December 31, 2019 is subject to risks and uncertainties identified in Merit’s public filings.

CONFERENCE CALL
Merit will hold its investor conference call (conference ID 7074006) today, Thursday, July 25, 2019, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS
(In thousands)	June 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$35,182	$67,359
Trade receivables, net	156,444	137,174
Other receivables	11,520	11,879
Inventories	202,994	197,536
Prepaid expenses and other assets	12,305	11,326
Prepaid income taxes	3,625	3,627
Income tax refund receivables	4,876	933
Total current assets	426,946	429,834

Property and equipment, net	350,519	331,452
Intangible assets, net	466,070	462,713
Goodwill	349,773	335,433
Deferred income tax assets	3,038	3,001
Operating lease right-of-use assets	79,309	—
Other assets	58,255	57,579
Total Assets	$1,733,910	$1,620,012

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$52,601	$54,024
Accrued expenses	97,176	96,173
Current portion of long-term debt	15,000	22,000
Current operating lease liabilities	11,732	—
Income taxes payable	42	3,146
Total current liabilities	176,551	175,343

Long-term debt	385,221	373,152
Deferred income tax liabilities	60,932	56,363
Long-term income taxes payable	392	392
Liabilities related to unrecognized tax benefits	3,013	3,013
Deferred compensation payable	12,739	11,219
Deferred credits	2,192	2,261
Long-term operating lease liabilities	71,272	—
Other long-term obligations	70,923	65,494
Total liabilities	783,235	687,237

Stockholders' Equity
Common stock	579,250	571,383
Retained earnings	376,572	363,425
Accumulated other comprehensive loss	(5,147)	(2,033)
Total stockholders' equity	950,675	932,775
Total Liabilities and Stockholders' Equity	$1,733,910	$1,620,012

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except per share amounts)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

NET SALES	$255,532	$224,810	$493,881	$427,844

COST OF SALES	143,568	124,801	277,281	239,779

GROSS PROFIT	111,964	100,009	216,600	188,065

OPERATING EXPENSES
Selling, general and administrative	79,977	69,095	158,247	134,007
Research and development	16,332	15,316	32,375	29,638
Intangible asset impairment charge	548	—	548	—
Contingent consideration expense	2,406	178	3,181	219
Acquired in-process research and development	500	306	525	306
Total	99,763	84,895	194,876	164,170

INCOME FROM OPERATIONS	12,201	15,114	21,724	23,895

OTHER INCOME (EXPENSE)
Interest income	342	342	698	487
Interest expense	(3,115)	(3,338)	(5,879)	(5,736)
Other expense - net	(429)	(553)	(698)	(721)
Total other expense - net	(3,202)	(3,549)	(5,879)	(5,970)

INCOME BEFORE INCOME TAXES	8,999	11,565	15,845	17,925

INCOME TAX EXPENSE	2,140	624	2,791	1,715

NET INCOME	$6,859	$10,941	$13,054	$16,210

EARNINGS PER COMMON SHARE:
Basic	$0.12	$0.22	$0.24	$0.32

Diluted	$0.12	$0.21	$0.23	$0.31

AVERAGE COMMON SHARES:
Basic	55,017	50,473	54,967	50,376

Diluted	56,555	52,154	56,523	52,033

Non-GAAP Financial Measures
Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	constant currency revenue,

•	core revenue,

•	core revenue on a constant currency basis,

•	non-GAAP gross margin,

•	non-GAAP net income, and

•	non-GAAP earnings per share.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit's net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin and non-GAAP net income (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax or industry regulations, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s revenue on a constant currency basis is prepared by translating the current-period reported revenue of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. The constant currency revenue adjustments of $4.7 million and $9.5 million for the three and six-month periods ended June 30, 2019, respectively, were calculated using the applicable average foreign exchange rates for the three and six-month periods ended June 30, 2018, respectively.

Core Revenue and Core Revenue on a Constant Currency Basis
Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three and six-month periods ended June 30, 2019, Merit’s core revenue excludes revenues attributable to (i) the acquisition of (1) certain divested assets of Becton, Dickinson and Company in February 2018 (excluded January 2019 only), (2) the assets of DirectACCESS Medical, LLC in May 2018 (excluded through April 2019 only), (3) Cianna Medical, Inc. in November 2018, (4) the assets of Vascular Insights, LLC in December 2018, and (5) Brightwater Medical, Inc. in June 2019, and (ii) distribution arrangements executed with NinePoint Medical, Inc. in April 2018 (excluded through April 2019 only) and QXMedical, LLC in May 2018 (excluded through May 2019 only). Core revenue on a constant currency basis is defined as core revenue (as described in the first sentence of this paragraph) adjusted to eliminate the foreign exchange impact related to those core revenues for the relevant period, using the applicable average foreign exchange rates in effect for the comparable prior-year periods presented.

Non-GAAP Gross Margin
Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions.

Non-GAAP Net Income
Non-GAAP net income is calculated by adjusting GAAP net income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax or industry regulations, and debt issuance costs, as well as other items set forth in the tables below.

Non-GAAP EPS
Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Other Non-GAAP Financial Measure Reconciliation

The tables in this release set forth supplemental financial data and corresponding reconciliations of non-GAAP net income and non-GAAP earnings per share to Merit’s net income and earnings per share prepared in accordance with GAAP for the three and six-month periods ended June 30, 2019 and 2018. The non-GAAP income adjustments referenced in the following table do not reflect stock-based compensation expense of approximately $2.5 million and $1.6 million for the three-month periods ended June 30, 2019 and 2018, respectively, and approximately $4.3 million and $2.8 million for the six-month periods ended June 30, 2019 and 2018, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)

	Three Months Ended
	June 30, 2019
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$8,999	$(2,140)	$6,859	$0.12

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,178	(3,118)	9,060	0.16
Inventory mark-up related to acquisitions	212	(54)	158	0.00
Operating Expenses
Severance	494	(127)	367	0.01
Acquisition-related (b)	1,173	(289)	884	0.02
Medical Device Regulation expenses (c)	113	(29)	84	0.00
Fair value adjustment to contingent consideration (d)	2,406	(44)	2,362	0.04
Long-term asset impairment charge (e)	423	(109)	314	0.01
Acquired in-process research and development	500	(129)	371	0.01
Intangible asset impairment charge (f)	548	(141)	407	0.01
Amortization of intangibles	2,699	(710)	1,989	0.03
Special legal expense (g)	1,015	(261)	754	0.01
Other (Income) Expense
Amortization of long-term debt issuance costs	201	(52)	149	0.00
Tax expense related to restructuring (h)	—	2	2	0.00
Non-GAAP net income	$30,961	$(7,201)	$23,760	$0.42

Diluted shares				56,555

	Three Months Ended
	June 30, 2018
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$11,565	$(624)	$10,941	$0.21

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	7,937	(2,061)	5,876	0.12
Inventory mark-up related to acquisitions	1,888	(485)	1,403	0.03
Operating Expenses
Severance	163	(38)	125	0.00
Acquisition-related (b)	620	(159)	461	0.01
Fair value adjustment to contingent consideration (d)	178	(46)	132	0.00
Long-term asset impairment charge (e)	29	(7)	22	0.00
Acquired in-process research and development	306	(79)	227	0.00
Amortization of intangibles	2,466	(655)	1,811	0.03
Special legal expense (g)	1,646	(423)	1,223	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	201	(52)	149	0.00
Non-GAAP net income	$26,999	$(4,629)	$22,370	$0.43

Diluted shares				52,154

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)
	Six Months Ended
	June 30, 2019
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$15,845	$(2,791)	$13,054	$0.23

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	24,157	(6,185)	17,972	0.32
Inventory mark-up related to acquisitions	884	(228)	656	0.01
Operating expenses
Severance	822	(212)	610	0.01
Acquisition-related (b)	1,741	(435)	1,306	0.02
Medical Device Regulation expenses (c)	113	(29)	84	0.00
Fair value adjustment to contingent consideration (d)	3,181	(185)	2,996	0.05
Long-term asset impairment charge (e)	634	(163)	471	0.01
Acquired in-process research and development	525	(135)	390	0.01
Intangible asset impairment charge (f)	548	(141)	407	0.01
Amortization of intangibles	5,506	(1,450)	4,056	0.07
Special legal expense (g)	2,678	(689)	1,989	0.04
Other (Income) Expense
Amortization of long-term debt issuance costs	402	(104)	298	0.01
Tax expense related to restructuring (h)	—	93	93	0.00

Non-GAAP net income	$57,036	$(12,654)	$44,382	$0.79

Diluted shares				56,523

	Six Months Ended
	June 30, 2018
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$17,925	$(1,715)	$16,210	$0.31

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	14,400	(3,670)	10,730	0.21
Inventory mark-up related to acquisitions	3,761	(967)	2,794	0.05
Operating Expenses
Severance	162	(38)	124	0.00
Acquisition-related (b)	2,590	(666)	1,924	0.04
Fair value adjustment to contingent consideration (d)	219	(56)	163	0.00
Long-term asset impairment charge (e)	86	(22)	64	0.00
Acquired in-process research and development	306	(79)	227	0.00
Amortization of intangibles	4,465	(1,187)	3,278	0.06
Special legal expense (g)	3,337	(858)	2,479	0.05
Other (Income) Expense
Amortization of long-term debt issuance costs	402	(103)	299	0.01

Non-GAAP net income	$47,653	$(9,361)	$38,292	$0.74

Diluted shares				52,033
(a) Reflects the tax effect associated with pre-tax income and the non-GAAP adjustments.
(b) Represents transaction costs and certain integration costs, including travel, related to acquisitions.
(c) Represents incremental expenses incurred to comply with the Medical Device Regulation (MDR) in Europe.
(d) Represents changes in the fair value of contingent consideration liabilities and contingent receivables as a result of acquisitions.
(e) Represents abandoned patents and other long-term assets.
(f) Represents impairment charges related to certain acquired intangible assets.
(g) Costs incurred in responding to an inquiry from the U.S. Department of Justice.
(h) Net tax expense related to non-recurring tax withholdings in connection with restructuring of certain international subsidiaries.

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP), and Core Revenue on a Constant Currency Basis (Non-GAAP)
(Unaudited; in thousands except percentages)
		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2019	2018	% Change	2019	2018
Reported Revenue	13.7%	$255,532	$224,810	15.4%	$493,881	$427,844

Add: Impact of foreign exchange (a)		4,671	—		9,461	—

Constant Currency Revenue	15.7%	$260,203	$224,810	17.6%	$503,342	$427,844

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2019	2018	% Change	2019	2018
Reported Revenue	13.7%	$255,532	$224,810	15.4%	$493,881	$427,844

Less: Revenue from certain acquisitions (b)		(13,717)	—		(33,519)	—

Core Revenue	7.6%	$241,815	$224,810	7.6%	$460,362	$427,844

Add: Impact of foreign exchange (a)		4,671	—		9,461	—

Core Revenue on a Constant Currency Basis	9.6%	$246,486	$224,810	9.8%	$469,823	$427,844

(a) The constant currency revenue adjustment of $4.7 million and $9.5 million to reported revenue and to core revenue, for the three and six months ended June 30, 2019, respectively, were calculated using the applicable average foreign exchange rates for the three and six months ended June 30, 2018.

(b) Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three and six-month periods ended June 30, 2019, Merit’s core revenue excludes revenues attributable to (i) the acquisition of (1) certain divested assets of Becton, Dickinson and Company in February 2018 (excluded January 2019 only), (2) the assets of DirectACCESS Medical, LLC in May 2018 (excluded through April 2019 only), (3) Cianna Medical, Inc. in November 2018, (4) the assets of Vascular Insights, LLC in December 2018, and (5) Brightwater Medical, Inc. in June 2019, and (ii) distribution arrangements executed with NinePoint Medical, Inc. in April 2018 (excluded through April 2019 only) and QXMedical, LLC in May 2018 (excluded through May 2019 only). Core revenue on a constant currency basis is defined as core revenue (as described in the first sentence of this paragraph) adjusted to eliminate the foreign exchange impact related to those core revenues for the relevant period, using the applicable average foreign exchange rates in effect for the comparable prior-year periods presented.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)
(Unaudited, as a percentage of reported revenue)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Reported Gross Margin	43.8%	44.5%	43.9%	44.0%

Add back impact of:
Amortization of intangibles	4.8%	3.5%	4.8%	3.3%
Inventory mark-up related to acquisitions	0.1%	0.9%	0.2%	0.9%

Non-GAAP Gross Margin	48.7%	48.9%	48.9%	48.2%

ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 300 individuals. Merit employs approximately 6,300 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose and Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

FORWARD-LOOKING STATEMENTS
Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit's forecasted plans, net sales, net income (GAAP and non-GAAP), gross margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), effective tax rate and other financial results, anticipated or completed acquisitions, or the introduction of new products, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks relating to Merit's potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology acquired through completed, proposed or future transactions; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; restrictions on Merit's liquidity or business operations resulting from its debt agreements; infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; the potential of fines, penalties or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; the pending exit of the United Kingdom from the European Union and uncertainties about when, how or if such exit will occur; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit's products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; uncertainties relating to the LIBOR calculation method and the potential phasing out of LIBOR; concentration of a substantial portion of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit's Annual Report on Form 10-K for the year ended December 31, 2018 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS
Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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